EXHIBIT 99.2

Xianning Bozhuang Tea Products Co., Ltd.

Unaudited Condensed Financial Statements

March 31, 2019 and December 31, 2018

To:	The Board of Directors and Stockholders of
Xianning Bozhuang Tea Products Co., Ltd.

Report of Independent Registered Public Accounting Firm

Results of Review of Interim Financial Information

We have reviewed the condensed balance sheet of Xianning Bozhuang Tea Products Co., Ltd. (the “Company”) as of March 31, 2019, and the related condensed statements of operations and comprehensive loss for the three-month periods ended March 31, 2019 and 2018, and stockholders’ equity for the three-month periods then ended March 31, 2019 and 2018,and condensed statements of cash flows for the three-month periods then ended March 31, 2019 and 2018, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, retained earnings, and cash flows for the years then ended (not presented herein); and in our report dated July 24, 2019, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2018, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived. Our opinion indicated that there was substantial doubt the Company may continue as a going concern, as of the date of this report, that doubt still exists.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

July 24, 2019

We have served as the Company’s auditor since 2019.

Xianning Bozhuang Tea Products Co., Ltd.

Unaudited Condensed Balance Sheets

As of March 31, 2019 and December 31, 2018

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$16,887	$34,446
Accounts receivable	2,009	37,375
Other receivables	408,512	623,812
Inventory	1,565,830	1,259,496
Advances and prepayments to suppliers	81,667	282,834
Total current assets	2,074,905	2,237,963

Non-current assets
Property, plant and equipment, net	3,925,197	1,307,499
Construction in progress, net		1,316,078
Intangible assets	1,672,556	37,277
Total Non-Current Assets	5,597,753	2,660,854
Total Assets	$7,672,658	$4,898,817

Liabilities and Stockholders’ Equity
Current liabilities
Short term bank loans	$1,147,216	$1,539,752
Accounts payable	1,963,079	256,756
Taxes payable	36,658	24,930
Accrued liabilities and other payables	3,307,055	1,545,957
Customer deposits	49,166	33,448
Total current liabilities	6,503,174	3,400,843

Total Liabilities	$6,503,174	$3,400,843

Commitments and Contingencies

Stockholders’ Equity
Paid in capital	$1,845,235	$2,029,771
Accumulated deficit	(590,799)	(400,135)
Accumulated other comprehensive loss	(84,952)	(131,662)
Total Equity	1,169,484	1,497,974

Total Liabilities and Equity	$7,672,658	$4,898,817

See Accompanying Notes to the Financial Statements

Xianning Bozhuang Tea Products Co., Ltd.

Condensed Statements of Operations and Comprehensive Loss

For the three months ended March 31, 2019 and 2018

	2019	2018

Net revenues	$5,235	$23,210
Cost of revenues	10,201	40,488
Gross loss	(4,966)	(17,278)

Operating expenses:
Selling and marketing expenses	9,263	17,117
General and administrative expenses	190,748	113,289
Total operating expenses	200,011	130,406

Operating loss	(204,977)	(147,684)

Other income (expenses):
Interest expense	(86,443)	(48,339)
Other income	100,756	6,314
Other expenses	-	(475)
Total other income and (expenses)	14,313	(42,500)

Loss before taxes from operations	(190,664)	(190,184)

Provision for income taxes

Net loss	$(190,664)	$(190,184)

Other comprehensive loss:
Foreign currency translation income (loss)	46,710	(6,227)
Comprehensive loss	$(143,954)	$(196,411)

See Accompanying Notes to the Financial Statements

Xianning Bozhuang Tea Products Co., Ltd.

Condensed Statements of Cash Flows

For the three months ended March 31, 2019 and 2018

			Accumulated Other
	Paid in	Accumulated	Comprehensive
	Capital	Deficit	Loss	Total
Balance, January 1, 2018	$2,029,771	$(24,548)	$(46,143)	$1,959,080
Net loss	-	(190,184)	-	(190,184)
Foreign currency translation adjustment	-	-	(6,227)	(6,227)
Balance, March 31, 2018	$2,029,771	$(214,732)	$(52,370)	$1,762,669

Balance, January 1, 2019	$2,029,771	$(400,135)	$(131,662)	$1,497,974
Capital contribution	(184,536)	-	-	(184,536)
Net loss	-	(190,664)	-	(190,664)
Foreign currency translation adjustment	-	-	46,710	46,710
Balance, March 31, 2019	$1,845,235	$(590,799)	$(84,952)	$1,169,484

Xianning Bozhuang Tea Products Co., Ltd.

Condensed Statements of Cash Flows

For the three months ended March 31, 2019 and 2018

	2019	2018
Cash flows from operating activities

Net loss	$(190,664)	$(190,184)
Amortization	94,342	9,258
Depreciation	33,912	30,726
Decrease in accounts and other receivables	265,593	300,956
(Increase)/decrease in inventory	(274,147)	110,326
Increase/(decrease) in prepayments and other current assets	207,103	(45,995)
Increase/(decrease) in payables and other current liabilities	3,443,342	(52,235)
Net cash provided by (used in) operating activities	3,579,481	162,852

Cash flows from investing activities
Purchase of plant and equipment and construction in progress	(1,265,305)	(1,266)
Purchase of intangible assets	(1,720,880)
Net cash used in investing activities	(2,986,185)	(1,266)

Cash flows from financing activities
Proceeds from injection of capital by owners	(183,397)	(132,966)
Receiving bank loans
Repayment of borrowings	(428,212)	(15,830)
Net cash provided by financing activities	(611,609)	(148,796)

Net increase of cash and cash equivalents	(18,313)	12,790

Effect of foreign currency translation on cash and cash equivalents	754	279

Cash and cash equivalents–beginning of period	34,446	6,401

Cash and cash equivalents–end of period	$16,887	$19,470

Supplementary cash flow information:
Interest paid	$86,443	$48,339

See Accompanying Notes to the Financial Statements

Xianning Bozhuang Tea Products Co., Ltd.

Notes to Financial Statements

1. Organization and Principal Activities

Xianning Bozhuang Tea Products Co., Ltd. (the “Company”) is registered as a limited liability company in Xianning City, Huibei Province, People’s Republic of China. The Company’s primary business activities are to produce tea products and sell such products in China.

2. Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 5%. The estimated useful lives of the plant and equipment are as follows:

Building	20 years
Machinery and equipment	5-10 years
Office Equipment	5-20 years
Vehicle	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Intangible assets

Intangible assets are carried at cost less accumulated amortization. Amortization is provided over their useful lives, using the straight-line method. The estimated useful lives of the intangible assets are as follows:

Land use rights	50 years
Software licenses	2 years
Trademarks	10 years

Construction in progress and prepayments for equipment

Construction in progress and prepayments for equipment represent direct and indirect acquisition and construction costs for plants, and costs of acquisition and installation of related equipment. Amounts classified as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Depreciation is not provided for assets classified in this account.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	3/31/2019	12/31/2018	3/31/2018
Year end RMB: US$ exchange rate	6.7119	6.8764	6.2881
Annual average RMB: US$ exchange rate	6.7442	6.5137	6.3171

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. We do not believe the adoption of this ASU would have a material effect on our financial statements.

We do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our balance sheets, statements of operations and comprehensive loss and statements of cash flows.

3. Going Concern

The accompanying financial statements have been prepared on a going-concern basis. The going-concern basis assumes that assets will be realized and liabilities will be settled in the ordinary course of business in the amounts disclosed in the financial statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. For the three months ended March 31, 2019 and 2018, the Company incurred substantial losses of $190,664 and $190,184, respectively. As of March 31, 2019, the Company had a working capital deficit of approximately $4,428,269. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

To improve its solvency, the Company is working to obtain new working capital through private placements of its common stock or convertible debt securities to qualified investors and loans from financial institutions.

4. Plant and Equipment

	3/31/2019	12/31/2018
At Cost:
Building	$3,105,006	$884,341
Machinery and equipment	973,491	543,504
Office Equipment	33,572	28,796
Vehicle	33,933	33,121
	$4,146,002	$1,489,762

Less: Accumulated depreciation	(220,805)	(182,263)

	$3,925,197	$1,307,499

Depreciation expense for the three months ended March 31, 2019 and 2018 was $ 33,912 and $ 30,726, respectively.

5. Intangible Assets

	3/31/2019	12/31/2018
At Cost:
Land use rights	749,415	14,542
Software licenses	2,652	2,589
Trademark	1,025,233	29,856
	$1,777,300	$46,987

Less: Accumulated amortization	(104,744)	(9,710)

	$1,672,556	$37,277

Amortization expense for the three months ended March 31, 2019 and 2018 was $ 94,342 and $ 9,258, respectively.

6. Bank Loans

The Company had outstanding short-term loans with following financial institutions as detailed in the table below:

Lender	Due Date	Interest rate	2019	2018
Hubei Xianning Rural Commercial Bank -Zhanggong Branch	12/24/2019	9.24%	700,249	681,745
Hubei Xianning Rural Commercial Bank -Zhanggong Branch	1/10/2020	7.20%	297,978	-
Hubei Xianning Rural Commercial Bank -Zhanggong Branch	9/11/2018	4.35%	-	276,307
Industrial & Commercial Bank of China-Xianning Quanshan Branch	6/29/2019	4.35%	148,989	145,425
Xianning Enterprise Financial Service Company	4/15/2019	8%	-	436,275
			$1,147,216	$1,539,752

he loans from Bank of Hubei Xianning Rural Commercial Bank -Zhanggong Branch and Industrial & Commercial Bank of China-Xianning Quanshan Branch were guaranteed by Hubei Xianning Jinqiao Credit Guarantee Co., Ltd.

7. Equity

For the year ended December 31, 2018, the Company received paid in capital of RMB 12,849,827 (US$ 2,029,771).

For the three months ended March 31, 2019, the Company received paid in capital of RMB 11,612,963 (US$ 1,845,235).

8. Income Taxes

The Company’s primary operations are located in the PRC. The corporate income tax rate in the PRC is 25%.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the three months ended March 31, 2019 and 2018:

	2019	2018
Loss attributed to PRC operations	$(190,664)	$(190,184)
Loss before tax	(190,664)	(190,184)

PRC Statutory Tax at 25% Rate	-	-
Non-deductible expenses and reconciling items	-	-
Effect of tax holidays on other entities	-	-
Income tax	$-	$-

9. Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The company is subject to interest rate risk when short term loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Environmental risks

The Company has procured environmental licenses required by the PRC government. The Company has both a water treatment facility for water used in its production process and secure transportation to remove waste off site. In the event of an accident, the Company has purchased insurance to cover potential damage to employees, equipment, and local environment.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

10. Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The major shareholder of the Company made a cash contribution of total RMB 30,000,000 (USD 4,469,673) on April 12, April 15 and May 13 of 2019.